SEPARATION AGREEMENT AND RELEASE OF CLAIMS

         It is hereby agreed by and between IVI Publishing, Inc. ("IVI Publishing") and Joy A. Solomon ("Solomon") as follows:

         WHEREAS, Solomon is currently the President and CEO of IVI Publishing, and has voluntarily resigned from her position;

         WHEREAS, Solomon wishes to receive certain payments and other valuable consideration to which she would not otherwise be entitled; and

         WHEREAS, the parties wish to set forth the terms of their agreement in writing.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which is specifically acknowledged by the parties, IVI Publishing and Solomon agree as follows:

         1. Last Date of Employment. IVI Publishing and Solomon agree that Solomon has resigned from her position as President and CEO effective October 8, 1997 but has remained and will remain an employee of IVI Publishing through December 31, 1997. During the period from October 31, 1997 through December 31, 1997, Solomon has and will assist the interim CEO as needed in the transition. IVI Publishing will, upon the signing of this Separation Agreement and Release, and the expiration of the 15 and 21-day periods as set forth in Paragraphs 12 and 14 without rescission, pay Solomon severance in an amount equivalent to her last salary excluding any bonuses or other payments, less appropriate deductions, to be paid according to the normal payroll schedule, for the period January 1, 1998 through June 30, 1999. Solomon's severance payments shall not be reduced by compensation from any other source.

         2. Stock Options. Solomon has been granted incentive stock options to purchase Common Stock of the Company as set forth on Exhibit B hereto (the "Options"). The Options are hereby amended to provide that (i) the Options shall continue to vest according to their respective vesting schedules set forth on Exhibit B until June 30, 1999; (ii) each such Option shall be exercisable at any time on or before the expiration date for such Option as reflected on Exhibit B, to the extent such Option has vested; (iii) each such Option shall terminate at the close of business on the expiration date for such Option as reflected on Exhibit B and all rights of Solomon under the Option shall be forfeited as of that date; and (iv) if any of the Options are not exercised on or before the date necessary to obtain incentive stock option treatment, such Option shall be deemed to be a nonqualified stock option and will not be treated as an incentive stock option, as defined under Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         3. Return of Property. Solomon shall, upon the completion of her duties on January 1, 1998, return to IVI Publishing all equipment, and all documents or other items, whether on computer disk or otherwise, and all copies thereof, within her possession or control belonging to IVI Publishing or in any manner relating to the business of, or the services provided by IVI Publishing, or the duties and services performed by Solomon on behalf of IVI Publishing. Solomon acknowledges, by her signature to this Separation Agreement and Release, that she has returned all such documents and materials, and has not retained any copies of such documents and materials.

         4. Employment Agreement. Solomon acknowledges and agrees that she will continue to be bound by Articles 5, 6, and 8 of the Employment Agreement dated August 7, 1996, except that the Noncompetition Covenants are extended from one
(1) year from the termination of employment to eighteen (18) months from the termination of employment and thus are extended through June 30, 1999.

         5. Public Statements. IVI Publishing and Solomon acknowledge and agree that IVI Publishing will not, in any public statements, indicate that Solomon resigned due to any performance concerns, and shall provide the information reflected in Exhibit A.

         6. Communications with Prospective Employers. IVI Publishing and Solomon agree that all inquiries from prospective employers of Solomon should be directed to Robert Goodman, IVI Publishing, Inc., 7500 Flying Cloud Drive, Minneapolis, MN 55344-3739 (tel: 996-6130), and that Mr. Goodman will inform the individual inquiring that it is the policy of IVI Publishing to confirm only dates of employment and positions held of former employees. Mr. Goodman will refer the prospective employers, however, to the reference letter which will be issued in the form set forth on Exhibit A upon receipt by IVI Publishing of the signed original Separation Agreement and Release without rescission. IVI Publishing Board members, if contacted, will similarly inform the individual inquiring that it is the policy of IVI Publishing to confirm only dates of employment and positions held of former employees but will refer the prospective employers to the reference letter in the form set forth on Exhibit A. Solomon understands and agrees that she will inform prospective employers that they should contact Mr. Goodman in relation to any inquiry regarding Solomon's employment.

         7. Board of Directors. IVI Publishing and Solomon acknowledge and agree that Solomon has resigned from the Board of Directors effective as of December 31, 1997.

         8. Release of Claims by Solomon. In consideration of the severance pay and other benefits set forth in this Separation Agreement and Release, to which Solomon would not otherwise be entitled, Solomon, for herself, her heirs, representatives, agents, successors and assigns, hereby releases and forever discharges IVI Publishing and any parent, subsidiary, and related entity, and all present and past officers, directors, shareholders, employees, agents and representatives of IVI Publishing, or of any parent, subsidiary, or related entity and the successors and assigns of each, from any and all manner of claims, demands, actions, causes of action, administrative claims, liability, damages, claims for punitive or liquidated damages, claims for attorney's fees, costs and disbursements, individual or class action claims, or demands of any kind whatsoever, including but not limited to any claims for wages, vacation, severance, benefits, any claims arising by statute, in tort or contract, any claims arising under Title VII of the Civil Rights Act, 42 U.S.C. ss. 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq., the Americans with Disabilities Act, 42 U.S.C. ss. 12101, et seq., the Employee Retirement Income Security Act of 1974 (ERISA), 29 U.S.C. ss. 1001, et seq., the Family and Medical Leave Act, 29 U.S.C. ss. 2601, et seq., the Minnesota Human Rights Act, Minn. Stat. Ch. 363, the Minneapolis Civil Rights Ordinance, any claims under her Employment Agreement dated August 7, 1996, any other claims arising under federal, any state or local law, or any claims in any manner relating to Solomon's employment or Solomon's association with or separation from IVI Publishing, arising in law or equity, whether known, suspected or unknown, and however originating or existing, from the beginning of time to the date of the signing of this Separation Agreement and Release.

         Solomon agrees to and hereby does release and discharge IVI Publishing, and any parent, subsidiary, and any related entity, and all present and past officers, directors, shareholders, employees, agents and representatives of IVI Publishing, any parent, subsidiary, or related entity, and the successors and assigns of each, not only from any and all claims that Solomon could make on Solomon's own behalf, but also those that may or could be brought by any other person, entity or organization on Solomon's behalf, and Solomon specifically waives any right to become, and agrees not be become, a member of any class in any proceeding or case in which a claim or claims against IVI Publishing, or any parent, subsidiary, or any related entity, or any present or past officers, directors, shareholders, employees, agents or representatives of IVI Publishing, or of any parent, subsidiary, or related entity, and the successors and assigns of each, arise, in whole or in part, from any event which occurred from the beginning of time to the date of this Separation Agreement and Release.

         Solomon further agrees that she will not institute any civil action, administrative proceeding or other legal proceeding of any nature against IVI Publishing, or any parent, subsidiary, or any related company or any present or past officers, directors, shareholders, employees, agents or representatives of IVI Publishing, or of any parent, subsidiary, or any related company, or the successors and assigns of each, including but not limited to any action or proceeding raising claims for wages, vacation, severance, benefits, any claims arising by statute, in tort or contract, any claims arising under Title VII of the Civil Rights Act, 42 U.S.C. ss. 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq., the Americans with Disabilities Act, 42 U.S.C. ss. 12101, et seq., the Employee Retirement Income Security Act of 1974 (ERISA), 29 U.S.C. ss. 1001, et seq., the Family and Medical Leave Act, 29 U.S.C. ss. 2601, et seq., the Minnesota Human Rights Act, Minn. Stat. Ch. 363, the Minneapolis Civil Rights Ordinance, any claims under her Employment Agreement dated August 7, 1996, any other claims arising under federal, any state or local law, or any claims in any manner relating to Solomon's employment or Solomon's association with or separation from IVI Publishing, arising in law or equity, whether known, suspected or unknown, and however originating or existing, from the beginning of time to the date of the signing of this Separation Agreement and Release. If, for any reason, an administrative or other legal proceeding results in any relief to Solomon based on any claims or demands noted in this Separation Agreement and Release, Solomon further agrees that the consideration provided to Solomon under this Separation Agreement and Release shall be in full satisfaction of any such claims or demands, and that Solomon will not be entitled to any further relief of any kind.

         Nothing in this Release of Claims would affect any claim by Solomon against any individual Board member which is a claim based on a commercial transaction unrelated to IVI Publishing, or Solomon's employment or separation from IVI Publishing, or the individual's capacity as a Board member of IVI Publishing.

         9. Release of Claims by IVI Publishing. IVI Publishing, any parent, subsidiary, and related entity, and all present and past officers, directors, shareholders, employees, agents and representatives of IVI Publishing, all in their capacity as such, and the successors and assigns of each, hereby release and forever discharge Solomon, her heirs, representatives, agents, successors and assigns, from any and all manner of demands, actions, causes of action, administrative claims, liability, damages, claims for punitive or liquidated damages, claims for attorney's fees, costs and disbursements, individual or class action claims, or demands of any kind whatsoever, any claims arising under federal, any state or local law, or any claims in any manner relating to Solomon's employment or her association with or separation from IVI Publishing, arising in law or equity, whether known, suspected or unknown, and however originating or existing, from the beginning of time to the date of the signing of this Separation Agreement and Release.

         IVI Publishing agrees to and hereby does release and discharge Solomon, her heirs, representatives, agents, successors and assigns, not only from any and all claims that it could make on its own behalf, but also those that may or could be brought by any other person, entity or organization on his behalf or for his benefit, and IVI Publishing specifically waives any right to become, and agrees not to become, a member of any class in any proceeding or case in which a claim or claims against Solomon, her heirs, representatives, agents, successors and assigns, arise, in whole or in part, from any event which occurred from the beginning of time to the date of this Separation Agreement and Release.

         IVI Publishing further agrees that it will not, directly or indirectly, institute any civil action, administrative proceeding or other legal proceeding of any nature against Solomon, her heirs, representatives, agents, successors and assigns, arising in law or equity, whether known, suspected or unknown, and however originating or existing, from the beginning of time to the date of the signing of this Separation Agreement and Release of Claims. If, for any reason, an administrative or other legal proceeding results in any relief to IVI Publishing based on any claims or demands noted in this Separation Agreement and Release of Claims, IVI Publishing further agrees that the consideration provided under this Separation Agreement and Release of Claims, shall be in full satisfaction of any such claims or demands, and that it will not be entitled to any further relief of any kind.

         Nothing in this Release of Claims would affect any claim by IVI Publishing or any Board member of IVI Publishing against Solomon which is a claim based on a commercial transaction unrelated to IVI Publishing, or Solomon's employment or separation from IVI Publishing, or the individual's capacity as a Board member of IVI Publishing.

         10. Affirmation Regarding Pending Matters. Solomon affirms that she has not filed or instituted any charge, complaint, or action against IVI Publishing, or any parent, subsidiary, or any related company or any present or past officers, directors, shareholders, employees, agents and representatives of IVI Publishing, or of any parent, subsidiary, or any related company, or the successors and assigns of each. If there is outstanding any such charge, complaint, or action, Solomon agrees to seek its immediate withdrawal and dismissal with prejudice. If for any reason the charge, complaint, or action is not dismissed, Solomon agrees not to voluntarily testify, provide documents, or otherwise participate, or to permit others to voluntarily participate on Solomon's behalf, in any further proceeding arising therefrom or associated therewith and to execute such other papers or documents as may be necessary to have the charge dismissed with prejudice.

         11. Notification of Rights under the Minnesota Human Rights Act (Minn. Stat. ch. 363) and Federal Age Discrimination in Employment Act (29 U.S.C. ss. 621 et seq. ). Solomon is hereby notified of her right to rescind the release of claims in regard to claims arising under the Minnesota Human Rights Act, Minn. Stat. ch. 363, within (15) calendar days, and in regard to claims arising under the Federal Age Discrimination in Employment Act, 29 U.S.C. ss. 621, et seq., within seven (7) calendar days, of her signing of this Separation Agreement and Release, rescission periods to run concurrently. The rescission must be in writing and delivered or mailed to: Robert Goodman, IVI Publishing, Inc., 7500 Flying Cloud Drive, Minneapolis, MN 55344-3739. If delivered by mail, the rescission must be post-marked within the required period, properly addressed to the individual noted above at the above address, and sent by certified mail, return receipt requested. It is further understood that, if Solomon rescinds the release of claims in accordance with this Paragraph 11, that Solomon will not be entitled to the payments as set forth in Paragraph 1 (apart from her salary through her last date of employment), and Solomon will immediately reimburse IVI Publishing for any such payments, nor shall she be entitled to the benefit of the amendment to her stock option agreements as set forth in Paragraph 2. This Separation Agreement and Release will be effective upon the expiration of the 15-day period noted in this Paragraph 11 without rescission.

         12. Acknowledgment of Reading and Understanding/Consultation with Counsel. By Solomon's signature to this Separation Agreement and Release, Solomon acknowledges and agrees that she has carefully read and understood all provisions of this Separation Agreement and Release, and that she has entered into this Separation Agreement and Release knowingly and voluntarily. Solomon further acknowledges that IVI Publishing has advised her to consult with counsel prior to signing this Separation Agreement and Release, and that Solomon has in fact been represented by counsel throughout the negotiations for and signing of this Separation Agreement and Release.

         13. Period for Consideration. By her signature to this Separation Agreement and Release, Solomon acknowledges that IVI Publishing has informed her that she has 21 days from the date of receipt of this Separation Agreement and Release to consider whether its terms are acceptable to her, and that she has had the benefit of the 21-day period, or has chosen, of her own volition and on advice of counsel, to waive the 21-day period.

         14. Nonadmission. It is expressly understood and agreed that this Separation Agreement and Release does not constitute, nor shall either be construed as an adjudication or finding on the merits of any potential claim by Solomon or IVI Publishing, nor does this Separation Agreement and Release constitute, nor shall either be in any manner construed, as an admission of any wrongful conduct or liability on the part of Solomon or of IVI Publishing, or any parent, subsidiary, or any related company of IVI Publishing or any present or past officers, directors, shareholders, employees, agents or representatives of IVI Publishing, or of any parent, subsidiary, or any related company, or the successors and assigns of each, by all of whom any such liability is expressly denied.

         15. Nondisparagement. Solomon and IVI Publishing agree that neither will make any disparaging or negative remarks, whether written or oral, regarding the other.

         16. Indemnification. IVI Publishing will indemnify Solomon as a former officer, director and employee in accordance with applicable Minnesota law.

         17. Confidentiality. Solomon understands and agrees that the fact of, terms of, and any negotiations relating to this Separation Agreement and Release shall remain confidential, and that she shall not disclose any such information to any person or entity, other than counsel, her accountant or tax advisor, her spouse, unless specifically compelled by subpoena, summons or court order, or by taxing authorities, without the express written consent of IVI Publishing. Solomon specifically acknowledges and agrees that this Paragraph 17 prevents her, among other matters, from sharing any information relating to this Separation Agreement and Release with any current or past employee of IVI Publishing. Solomon further understands and agrees that any individual to whom information is disclosed in accordance with this Paragraph 17 shall be informed of these confidentiality obligations. Solomon specifically warrants, by her signature to this Separation Agreement and Release, that she has not made any disclosures beyond those authorized by this Paragraph 17. IVI Publishing understands and agrees that the fact of, terms of, and any negotiations relating to this Separation Agreement and Release shall remain confidential and that it shall not disclose any such information to any person or entity, other than those within IVI Publishing that need to know such information, counsel, accountants or tax advisors, except as specifically compelled by subpoena, summons, or court order, or by taxing authorities. IVI Publishing further understands and agrees that any individual to whom information is disclosed in accordance with this Paragraph 17 shall be informed of the confidentiality obligations. IVI Publishing specifically warrants that it has not made any disclosures beyond those authorized by this Paragraph 17.

         18. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of IVI Publishing, and the heirs and estate of Solomon.

         19. Arbitration. Solomon and IVI Publishing agree to submit to final and binding arbitration any and all disputes, claims or controversies for breach of this Separation Agreement and Release, except for any disputes, claims or controversies arising out of a violation of those provisions noted in Paragraph 4 of this Separation Agreement and Release. The Rules of the American Arbitration Association ("AAA") shall apply to such arbitration. Either party may initiate an arbitration proceeding under this Separation Agreement and Release by giving the other party written notice specifying the issues to be resolved in arbitration. A single arbitrator shall be selected by agreement between Solomon and IVI Publishing from a list of 12 or more arbitrators proposed by the AAA, or Solomon and IVI Publishing may agree to a person not on the list. If IVI Publishing and Solomon fail to agree on a person to serve as arbitrator within 30 days of delivery of the list of the proposed arbitrators by the AAA, then IVI Publishing and Solomon may ask the AAA to designate an arbitrator. In addition to any other procedures provided for under AAA rules, upon written request, each party shall, at least 14 days before the date of any hearing, provide the other party with copies of all documents the party believes to be relevant to the issues raised and a list of all witnesses the party expects to call at the hearing and all exhibits the party expects to present at the hearing. Each party shall be responsible for its/her own attorneys' fees and costs, and shall each share one half of the cost of the arbitrator and the arbitration proceeding. The parties agree that any arbitration will take place in Hennepin County, Minnesota.

         20. Entire Agreement. This Separation Agreement and Release supersedes any prior agreement, oral or written, and contains all of the terms and conditions agreed upon by IVI Publishing and Solomon with respect to the subject matter hereof. No other agreements, whether oral or written, not specifically referred to or included herein, shall be deemed to exist or modify this Separation Agreement and Release or bind IVI Publishing and Solomon. No modification, release, discharge or waiver of any provision of this Separation Agreement and Release shall be of any force or effect unless made in writing and signed by the parties hereto, and specifically identified as a modification, release or discharge of this Separation Agreement and Release. If any term, clause or provision of this Separation Agreement and Release shall for any reason be adjudged invalid, unenforceable or void, the same shall not impair or invalidate any of the other provisions of the Separation Agreement and Release, all of which shall be performed in accordance with their respective terms. Solomon acknowledges, by her signature to this Separation Agreement and Release, that she has not relied on any representations or statements, whether oral or written, other than the express statements of this Separation Agreement and Release, in signing this Separation Agreement and Release.


Dated:   1/26/98                             /s/ Joy A. Solomon
                                             Joy A. Solomon



                                            IVI PUBLISHING, INC.


Dated:   1/30/98                            By /s/ Charles Nickoloff
                                               Its Vice President and
                                               Acting Chief Financial Officer